UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2019

LINDBLAD EXPEDITIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35898	27-4749725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

96 Morton Street, 9th Floor, New York, New York	10014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 261-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIND	The NASDAQ Stock Market LLC
Warrants, each to purchase one share of Common Stock at an exercise price of $11.50	LINDW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01	Entry in a Material Definitive Agreement.

On July 17, 2019, Lindblad Expeditions Holdings, Inc. (the “Company,” “us” or “we”), a Delaware corporation and Continental Stock Transfer & Trust Company entered into Amendment No. 1 of the Warrant Agreement (the “Warrant Amendment”), dated as of May 10, 2013, by and between us and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) that governs all of the Company’s warrants to permit the Company to require that each outstanding warrant be converted into 0.36575 shares of the Company’s common stock. Pursuant to the terms of the Warrant Agreement, the consent of holders of at least a majority of the outstanding warrants is required to approve the Warrant Amendment, with all warrant holders voting together. Therefore, one of the conditions to the adoption of the Warrant Amendment was the receipt of the consent of holders of at least a majority of the outstanding warrants.

The Company intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended, on August 1, 2019.

The foregoing description of the Warrant Amendment is qualified in its entirety by reference to the Warrant Amendment, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.03	Material Modifications to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the disclosure set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

As previously disclosed, in connection with the Company’s offer to each holder of the public warrants to receive 0.385 shares of common stock in exchange for each public warrant tendered by the holder and exchanged pursuant to the exchange offer (the “Exchange Offer”), the Company solicited consents (the “Consent Solicitation”) from holders of the public warrants to approve the Warrant Amendment.

The Exchange Offer and Consent Solicitation expired at 11:59 p.m. Eastern Standard Time on July 12, 2019. A total of 9,935,000 warrants, or approximately 98.5% of the 10,085,474 outstanding warrants, were validly tendered and not withdrawn in the Exchange Offer, and were therefore deemed to have consented to the Warrant Amendment. Because consents were received from holders of approximately 98.5% of the warrants, the Warrant Amendment was approved. The Company intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended, on August 1, 2019.

The Company expects to issue 3,824,959 shares of common stock in exchange for the public warrants tendered in the Exchange Offer, resulting in a total of 57,947 shares of common stock outstanding following such issuance.

Item 8.01	Other Events.

On July 17, 2019, the Company issued a press release announcing the closing of the Exchange Offer and the Consent Solicitation. The Company also announced that it intends to exchange all remaining untendered public warrants for shares of common stock in accordance with the terms of the Warrant Agreement, as amended, on August 1, 2019. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Amendment No. 1 to the Warrant Agreement, dated May 10, 2013, by and among Capital Acquisition Corp. II and Continental Stock Transfer & Trust Company.
Exhibit 99.1	Press release issued July 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINDBLAD EXPEDITIONS HOLDINGS, INC. (registrant)

July 17, 2019	By:	/s/ Craig I. Felenstein
Craig I. Felenstein, Chief Financial Officer

3